UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 31, 2006

Shiloh Industries, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-21964	51-0347683
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

Suite 202, 103 Foulk Road, Wilmington, Delaware 19803

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code:

(302) 656-1950

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05. Costs Associated with Exit or Disposal Activities

The automotive industry, the primary industry that Shiloh Industries, Inc. (the “Company”) sells product to, is experiencing volume reductions and certain major customers are balancing out programs for which the Company provides components, including two vehicles for which production is scheduled to conclude in the second quarter of fiscal 2007. In response to these circumstances, on October 31, 2006, the Company has begun a plan to rationalize production capacity at two facilities to reduce the Company’s cost structure and improve capacity utilization. The Company currently estimates that cash related restructuring charges could total up to $3.0 million for workforce reduction and pension curtailment charges which will be recorded in the fourth quarter of fiscal 2006 and over the following 12 months as incurred. Additionally, the Company expects to incur a non-cash impairment charge of up to $6.0 million as further described in item 2.06 below. The Company will amend this report if it determines that the estimates for restructuring will vary significantly from the estimates provided in this report.

Item 2.06. Material Impairments

In addition to the employee-based costs associated with the rationalization of capacity and reduction in production as described in item 2.05, on October 31, 2006, the Company concluded that an impairment charge to reduce the fixed assets was required based on a comparison of the carrying amount of the assets with preliminary estimates of fair value. Accordingly, the Company currently estimates that it will record a non-cash pre-tax impairment provision of up to $6.0 million in the fourth quarter ended October 31, 2006. Future cash expenditures related to this impairment are not currently anticipated. The Company will amend this report if it determines that the estimates for restructuring will vary significantly from the estimates provided in this report.

This current report on Form 8-K contains statements that are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include statements regarding the anticipated future charges and cash expenditures relating to the planned rationalization of production capacity. In particular, all of the costs in this current report are estimates and are therefore subject to change. These forward-looking statements give the Company’s current expectations or forecasts and are based upon management’s expectations that involve a number of risks and uncertainties, any of which could cause actual results to differ materially from those expressed in or implied by the forward-looking statements. Such risks and uncertainties include, but are not limited to the following: the timing of the rationalization of production capacity; separation and severance amounts that differ from original estimates because of the timing of employee terminations; and amounts for non-cash charges relating to the impairment of fixed assets that differ from the original estimates because of the ultimate fair market value of such fixed assets.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 6, 2006

SHILOH INDUSTRIES, INC.

By	/s/ Stephen E. Graham
Name:	Stephen E. Graham
Title:	Chief Financial Officer